                                                                   Exhibit 12.1





INDEBTEDNESS TO NET CAPITAL
---------------------------
                                                        Sept 30,
(in thousands)                                            1999
                                                    --------------
Net Debt                                                    71,476
Total equity                                                 7,062
indebtedness to total capital                                 10.1
                                                    --------------


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

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
-------------------------------------------------

                                                         ANNUALIZED
                                                            Three
                                                         months ended
(in thousands)                                         7/15 - 9/30/99
Earnings:
    Total earnings                                            (1,866)

Fixed charges;
    Interest charges                                            1,958
    Amortization of bond discount                                  16
    Amortization of deferred financing costs                      130
                                                    -----------------
    Total fixed charges                                         2,104
                                                    -----------------

Earnings as adjusted                                              238
                                                    -----------------
Ratio of earnings to fixed charges                                0.1
                                                    -----------------

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

RATIO OF EBITDA TO
NET INTEREST EXPENSE
---------------------               3 MONTHS                      3 MONTHS ANNUALIZED
                                  (ANNUALIZED)                         ENDED 9/30/99
                                                                   ------------------
EBITDA                               3,868,182         Int. Exp.          1,957,546
Exec. Comp.                            (50,000)        Int. Inc.            (57,111)
                           -------------------                     ------------------
                                     3,818,182                            1,900,435
3 MONTHS RATIO:                            2.0

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

7/15 - 9/30 RATIO OF
NET DEBT TO EBITDA (ANNUALIZED)
-------------------------------
EBITDA                                     15,909,704
Exec. Comp.                                  (200,000)
                                  -------------------
                                           15,709,704

Actual Debt                                71,476,000
Cash & CE                                   8,893,654
                                  -------------------
Net Debt                                   62,582,346
3 MONTHS RATIO:                                   4.0

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